UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 11, 2015

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective August 11, 2015, the Board of Directors of SunTrust Banks, Inc. (the "Company" or "SunTrust") amended Article I, Section II of the Bylaws to reduce the amount of common stock needed to call a special meeting of shareholders from 50% of the outstanding shares to 25% of the outstanding shares. The foregoing summary description of the Bylaws is subject to and qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this report.

Item 8.01 Other.
Effective August 11, 2015, the Board of Directors of SunTrust Banks, Inc. amended the SunTrust Banks, Inc. 2009 Stock Plan (the "Stock Plan") to (i) more completely prohibit the repurchase of underwater stock options, and (ii) to impose annual limits on director compensation. The foregoing summary description of the Stock Plan is subject to and qualified in its entirety by reference to the full text of the Stock Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2.     Bylaws, amened and restated as of August 11, 2015.

10.1     SunTrust Banks, Inc. 2009 Stock Plan, amended and restated as of August 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: August 13, 2015	By:	/s/ David A. Wisniewski
David A. Wisniewski, Senior Vice President,
Deputy General Counsel and Assistant Corporate Secretary